EXHIBIT 10

AGREEMENT

          This Agreement (this "Agreement") dated as of the 30th day of October 2000, is by and between Harris Corporation ("Harris") and Teltronics, Inc. ("Teltronics ").

RECITALS

          WHEREAS, Harris and Teltronics are parties to that certain Asset Sale Agreement made as of the 30th day of June 2000 (the "Asset Sale Agreement"); and

          WHEREAS, Teltronics executed and delivered to Harris on June 30, 2000, a Secured Promissory Note, originally issued in the principal amount of $6,884,355.29 and as amended on August 17, 2000 ("Harris Promissory Note") pursuant to the terms of the Asset Sale Agreement; and

          WHEREAS, as of the date hereof, Teltronics and Harris desire to amend the Promissory Note; and

          WHEREAS, pursuant to the Asset Sale Agreement the contract between Harris and Board of Education of the City School District of New York ("NYCBOE Contract") has been subcontracted to Teltronics (the "Subcontract"); and

          WHEREAS, Harris has received payment under the NYCBOE Contract and Harris and Teltronics desire to allocate such monies received by Harris under the NYCBOE Contract; and

          WHEREAS, the parties have agreed to modify the Asset Sale Agreement and the Harris Promissory Note and desire to set forth such modifications to both as set forth in this Agreement.

          NOW, THEREFORE, for and in consideration of the covenants set forth herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Amendment to Terms of Harris Promissory Note. Harris and Teltronics have agreed to extend the due date of the Harris Promissory Note to December 31, 2000, and to make other modifications to the provisions and undertakings contained in the Harris Promissory Note. Harris and Teltronics agree to make such changes by amending and restating the Harris Promissory Note as set forth in Exhibit A, attached hereto.

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2.     Amendments to Asset Sale Agreement.

     (a)     401K Plan. Harris and Teltronics have agreed to amend the Asset Sale Agreement, specifically Article 9, Section 9.6 Employees and Employee Benefit Plans , to eliminate the asset transfer and in its place grant full vesting to the employees affected by the sale and to make other changes to Section 9.6, as set forth in the form of First Amendment to Asset Sale Agreement attached as Exhibit B hereto.

     (b)     Representations and Warrants. The parties hereto agree to amend the Asset Sale Agreement as follows: (i) Section 13.2 Survival of Representation and Warranties; and Contracts to modify the termination of the survival of certain representations and warranties of Harris to December 1, 2000, from "nine months," and (ii) Section 11.1(a) and (b) to clarify that following December 1, 2000, "Buyers Damages" shall no longer include claims for any misrepresentation by the Seller in the Asset Sale Agreement. Such amendments shall be as set forth in Exhibit B, attached hereto.

3.     Allocation of Payment Received. The parties agree that Harris' receipt of check number 40685 from NYCBOE in the amount EIGHT MILLION FIVE HUNDRED NINETY-NINE THOUSAND FORTY-TWO DOLLARS AND EIGHTY CENTS ($8,599,042.80) is allocated to Harris and Teltronics as follows: Harris Six Million Five Hundred Ninety-Nine Thousand Forty-Two Dollars and Eighty Cents ($6,559,042.80) and Teltronics Two Million Dollars ($2,000,000). As of the date herein, Teltronics hereby acknowledges receipt of the Two Million Dollars ($2,000,000) under NYCBOE Contract for their performance to-date of the Subcontract, specifically, retrofit tasks. Furthermore, Teltronics acknowledges that ONE MILLION DOLLARS ($1,000,000) has been paid in cash to Teltronics and ONE MILLION DOLLARS ($1,000,000) has been or will be applied to satisfy the outstanding obligations owed by Teltronics to Harris, as identified in Exhibit 1 attached hereto.

4.     40/60% Split. (a) In accordance with the Asset Sale Agreement, the parties hereto acknowledge and agree that any and all monies received in respect of Phase I of the NYCBOE Contract for the Retrofit Project and for Maintenance and MAC Services subsequent to the payment referenced in Section 3 shall first be applied to monies owed Harris for work or services performed or products provided under or in respect of the NYCBOE Contract. For purposes hereof "Net Receipts" shall mean all proceeds payable to Teltronics under the NYCBOE Contract in respect of Phase I of the NYCBOE Contract for the Retrofit Project and for Maintenance and MAC Services, reduced by any and all monies which are paid to Harris in respect of products and services to support the NYCBOE Contract.

     (b)     Teltronics acknowledges and agrees that the Net Receipts of any and all monies received by Teltronics, either from Harris or NYCBOE, under the Subcontract shall be allocated as follows:

          (i)     Forty percent (40%) of the Net Receipts shall be payable to Harris and applied in the following order. (a) First to satisfy any and all outstanding payment

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obligations Teltronics may and Harris agree are owed to; (b) then to satisfy Harris Promissory Note.

          (ii)     Sixty percent (60%) of the Net Receipts shall be payable to or retained by Teltronics.

5.     Performance Bond Requirements. (a) If and to the extent Harris provides a Performance Bond to NYCBOE after assignment of the NYCBOE Contract to Teltronics, then within ten (10) days following Harris delivery of a Performance Bond to NYCBOE, Teltronics shall use its best efforts to deliver to Harris a Performance Bond payable to Harris as security for Teltronics' full and faithful performance under the NYCBOE Contract for 50% of the amount and in the same form as that which Harris submits to NYCBOE.

     (b)     If and to the extent Harris provides a Performance Bond to NYCBOE, then Teltronics shall indemnify, defend and hold Harris harmless from and against every loss, cost, damage, expense, claim, or demand (including attorneys' fees and court costs in connection therewith) with respect to any and all damages alleged, assessed, or incurred by Harris (whether in contract, tort, or strict liability) resulting from any or otherwise arising out of or in any way connected to either with the failure of completion of the NYCBOE Contract, any default thereunder or the calling or redemption by NYCBOE of all or a portion Harris' performance bond.

     (c)     Teltronics further agrees that, throughout the term of NYCBOE Contract, Teltronics shall maintain or cause to be maintained the insurance requirement called out in NYCBOE Contract naming Harris as an additional insured.

6.     No Other Changes. Neither party to this Agreement intends to release the other parties from the other obligations set forth in the Asset Sale Agreement or in the other Transaction Agreements. Additionally, except as set forth herein, neither party intends to release the other from any breach of a representation, warranty, or covenant set forth in the Asset Sale Agreement, or any other Transaction Agreement or any other matter which would otherwise require indemnification of one party by the other under the Asset Sale Agreement, or any other Transaction Agreement.

7.     Miscellaneous.

     7.1     No Third-Party Beneficiary. Nothing in this Agreement expressed or implied is intended or shall be construed upon or given to any person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

     7.2     Severability; No Waiver. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid

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and enforceable to the extent permitted by law. No course of dealing between any of the parties hereto and no delay or failure in exercising any rights hereunder shall operate as a waiver of or otherwise prejudice any rights of a party hereunder except as expressly contemplated by the terms of this agreement.

     7.3     Successors and Assigns. The provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, administrators, and permitted assigns. This Agreement may not be assigned by a party without the prior written consent of the other parties.

     7.4     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.

     7.5     Entire Agreement; Amendment; Waivers. This Agreement, the attachments hereto, the Asset Sale Agreement, and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior oral or written agreement, representations, promises or course of dealings. Neither this Agreement nor any of the terms hereof may be terminated, amended or waived orally, but only by an instrument in writing executed by the parties hereto.

     7.6     Construction. Except where specifically defined in this Agreement all capitalized terms used in this Agreement shall have the same meaning as set forth in the Asset Sale Agreement.

[INTENTIONALLY LEFT BLANK]

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     7.7     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first set forth above.

HARRIS CORPORATION		TELTRONICS, INC.
By:	/s/ Daniel R. Pearson	By:	/s/ Ewen R. Cameron
Name:	Daniel R. Pearson	Name:	Ewen R. Cameron
Title:	President - Network Support Div.	Title:	President & CEO

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EXHIBIT 1

     Harris' receipt of the ONE MILLION DOLLARS ($1,000,000) from Teltronics as referenced in Section 3 has or will be applied by Harris as follows in satisfaction of the following outstanding obligations owed by Teltronics to Harris.

Item	Amount
Ernst & Young	$300,000.00
COBRA and Benefit Program July 1 through October 31	$99,379.70
DOC Stamps	$24,095.24
Whitestone Lease	$32,959.50
New York Lease	$45,819.00
New York Parking	$929.85
New York Porter	$2,190.00
Material (July)	$494,626.71*

Note - This Exhibit is not intended to list all outstanding payment obligations owed by Teltronics to Harris.

*The total invoices is for $1,070,782.91 and covers inventory received by Teltronics. Teltronics acknowledges that at least this amount of inventory was received but is reviewing the inventory to verify the total figure.

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EXHIBIT A

AMENDED AND RESTATED

SECURED PROMISSORY NOTE

$7,096,622.91	Originally Dated: June 30, 2000 Restated As Of: October 4, 2000

     FOR VALUE RECEIVED, the undersigned TELTRONICS, INC., a Delaware corporation ("Maker") hereby promises to pay to HARRIS CORPORATION or order ("Payee"), at 1025 West NASA Boulevard, Melbourne, Florida 32919, or at such other address as Payee may from time to time designate to Maker in writing, the principal sum of SEVEN MILLION NINETY-SIX THOUSAND SIX HUNDRED TWENTY-TWO DOLLARS AND NINETY-ONE CENTS ($7,096,622.91), in lawful money of the United States of America which, at the time of payment, shall be legal tender for the payment of all debts, public and private together with interest at the rate of ten and one-half percent (10.5%) per annum computed on the basis of a 360-day year.

     This Amended and Restated Secured Promissory Note is given as an amendment, extension, and restatement of the Secured Promissory Note dated June 30, 2000 in the original principal amount of $6,884,355.29. As of the restated as of date, there is $212,267.62 of accrued interest due under the Note. In lieu of payment of such amounts on the date hereof, the Payee has agreed to permit the Maker to add such amount as, and to become principal of this Note and to hereafter bear interest.

     1.     Payment of Principal and Interest. (a)     Interest on this Note shall be payable in arrears commencing on November 1, 2000, at the applicable rate per annum described herein and shall be payable on the first day of each month until the entire unpaid principal balance on this Note is paid in full.

          (b)     The entire unpaid principal balance on this Note, together with all accrued and unpaid interest or other sums due hereunder, shall be due and payable on December 31, 2000, if not sooner paid or declared to be due or required to be prepaid as set forth below.

          (c)     If any day for payment of principal of, or interest on, this Note shall be a day other than a business day, such payment shall be made on the next succeeding business day.

          (d)     All payments hereunder shall be applied first to all fees, expenses and other amounts (exclusive of principal and interest) then due hereunder, next to interest, then due and the balance to the principal then due.

          (e)     The Maker shall not be obligated to pay and Payee shall not collect interest at a rate in excess of the maximum permitted by law or the maximum that will not subject the Payee to any civil or criminal penalties. If because of the acceleration of maturity, the payment

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of interest in advance or any other reason, the Maker is required, under the provisions of this Note, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate, and any payment made in excess of such maximum rate together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the payment of expenses owing to the Payee and then to the reduction of the unpaid principal balance of this Note as of the date on which such excess payment was made. If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by the payee to the Maker.

     2.     Prepayment of Principal.

          (a)     Required Prepayment. Notwithstanding any other provision of this Note, the Maker shall be required to prepay an amount equal to the net proceeds from any sale of debt or equity securities of Maker after the date hereof. Such prepayment(s) shall be required to be made within five (5) days after each such sale. The Payee shall have the right to require that this Note be prepaid in full (i) upon the sale, transfer or other disposition by Maker of all or substantially all of its property, assets or business or (ii) upon any merger, reorganization or consolidation in which Maker is not the resulting or surviving entity or (iii) upon any merger, reorganization, sale of stock or other similar event pursuant to which the current owners of the stock of Maker cease to own less than fifty (50%) percent of the voting stock of Maker.

          (b)     Optional Prepayment. Provided that maker has paid all amounts owing to Payee in respect of the services rendered and products sold, or other, under any other contracts or arrangements between Maker and Payee, including in respect of the Board of Education of the City School District of New York, Maker may prepay principal of this Note in whole or in part at any time without penalty or premium together with accrued interest on the amount prepaid from the date hereof to the date of the prepayment and the payment of all other fees, expenses and sums due and owing hereunder. Nothing in this paragraph (b) shall alter, amend or modify the requirement that Maker pay this Note in full on December 31, 2000, to the extent it has not prior to such date been paid in full.

     3.     Late Charges; Default Interest. After maturity (whether by acceleration, required prepayment or otherwise) of this Note or after the occurrence of an Event of Default with respect to any payment of principal or interest due on this Note, this Note shall bear interest, payable on demand, at a rate of twelve and one-half (12.5%) percent per annum, but not in excess of the maximum rate allowed by law.

     4.     Security. This Note is secured by and entitled to the benefit of a Security Agreement of Maker to Payee (the "Security Agreement").

     5.     Affirmative Covenants. So long as this Note shall remain unpaid, Maker shall, unless waived by the advance written consent of the Payee:

          (a)     Legal Existence. Maintain its existence in good standing in the jurisdiction of Delaware, and operate its business in the ordinary course.

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          (b)     Taxes. Pay and discharge when due all taxes, upon or with respect to Maker and upon the income, profits and property of Maker.

          (c)     Insurance. Maintain insurance with financially sound insurance carriers on such of its property, against such risks, and in such amounts as is customarily maintained by similar businesses of similar size.

          (d)     Condition of Property. At all times, maintain, protect and keep its assets, equipment and all other property in good order and condition (ordinary wear and tear excepted).

          (e)     Observance of Legal Requirements. Observe and comply in all respects with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all governmental bodies, which now or at any time hereafter may be applicable to Maker.

          (f)     Inspection. Upon the occurrence of an Event of Default hereunder, or an event which, with notice or lapse of time, or both, would constitute an Event of Default, permit representatives of Payee at all reasonable times during normal business hours, upon prior notice to Maker, to visit the offices of Maker, to examine the books and records of the Maker and accountants' reports relating thereto, and to make copies or extracts therefrom, and to discuss the affairs of Maker with the officers thereto, and to examine and inspect the property of Maker, provided that in all such events Payee shall use reasonable efforts to avoid or minimize any interference with the operations of the business of Maker.

     6.     Events of Default. Any of the following events shall constitute an "Event of Default" under this Note:

          (a)     A failure by Maker to pay any installment of principal of, interest on or any other sum due under, this Note, within three (3) days after it shall become due; or

          (b)     A default by Maker in the performance of any covenant contained herein or in the Security Agreement and such default shall continue for ten (10) days; or

          (c)     A proceeding shall have been instituted by or against Maker or any of its Affiliates (i) seeking to have an order for relief entered in respect of it or seeking a declaration or entailing a finding that the Maker or any of its Affiliates is insolvent or a similar declaration or finding, or seeking dissolution, winding-up charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to Maker or any Affiliate or its or their assets or debts under any applicable federal or state law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal status or any other similar law now or hereafter in effect, or (ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for Maker or any of its Affiliates, or for all or any substantial part of its properties, and, in the case of clause (i) or (ii), if against Maker, such proceeding shall remain undismissed and unstayed, or an order or decree approving or ordering any of the foregoing shall be entered and continued unstayed

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and in effect, for a period of thirty (30) consecutive days (for purposes hereof, "Affiliate" means any person or entity which directly or indirectly controls the Maker or is controlled by the Maker); or

          (d)     Any one of Maker or its Affiliates shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its businesses, shall make a general assignment for the benefit of creditors, or shall dissolve, wind-up or liquidate any substantial part of its properties, or shall take any corporate action in furtherance of any of the foregoing; or

          (e)     One or more judgments for the payment of money or attachment against any of its properties shall have been entered against Maker which judgment(s) or attachment(s) in the aggregate exceeds $50,000.00; or

          (f)     Maker (i) fails to pay when due any amount owed with respect to any indebtedness for borrowed money or (ii) defaults in the performance of any of the terms governing any such indebtedness and as a consequence thereof, such indebtedness shall have become or been declared to be due prior to its stated maturity.

     7.     Remedies. At any time after occurrence and during the continuance of an Event of Default, Payee may, at its option and without notice or demand, do any one or more of the following:

          (a)     Declare the entire unpaid principal balance of this Note, together with interest accrued thereon if any, and all other sums due from Maker hereunder, to be immediately due and payable; or

          (b)     Exercise any other right or remedy as may be provided in this Note, the Security Agreement or as otherwise provided at law or in equity or otherwise.

     8.     Costs and Attorney's Fees. In any suit, action or proceeding for the collection of this Note or to enforce any of Payee's rights hereunder, Payee may recover all reasonable and actual costs of and other expenses in connection with the suit, action or proceeding, including attorney fees and disbursements, paid or incurred by Payee, together with any and all other amounts provided by law. Maker also agrees to pay any recording, stamp, or other taxes or fees relating to this Note or the Security Agreement.

     9.     Remedies Cumulative. The rights and remedies provided to Payee in this Note and the Security Agreement (a) are not exclusive and are in addition to any other rights and remedies Payee may have at law or in equity, (b) shall be cumulative and concurrent, (c) may be pursued singly, successively or together against Maker, at the sole discretion of Payee, and (d) may be exercised as often as occasion therefor shall arise. The failure to exercise or delay in exercising any such right or remedy shall not be construed as a waiver or release thereof.

     10.     Waivers and Agreements. Maker and all endorsers, sureties and guarantors, jointly and severally: (a) waive presentment for payment, demand, notice of demand, notice of

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nonpayment or dishonor, protest and notice of protest of this Note, and all other notices (not expressly provided for in this Note) in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note; and (b) agree that the liability of each of them shall be unconditional without regard to the liability of any other party and with respect to any such endorser, surety or guarantor, shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee at any time; such endorsers, sureties and guarantors, jointly or severally, further (c) consent to any and all indulgences, extensions of time, renewals, waivers or modifications granted or consented to by Payee at any time; and (d) agree that additional makers, endorsers, guarantors or sureties may become parties to this Note without notice to them or affecting their liability under this Note.

     11.     Payee's Waivers. Payee shall not be deemed, by any act or omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee. Such a written waiver signed by Payee shall waive Payee's rights and remedies only to the extent specifically stated in such written waiver. A waiver as to one or more particular events of defaults shall not be construed as continuing or as a bar to or waiver of any right or remedy as to another or subsequent event or default.

     12.     Miscellaneous.

          (a)     Successors and Assigns. The words "Payee" and "Maker" shall include the respective distributees, successors and permitted assigns of Payee and Maker, respectively. The provisions of this Note shall bind and inure to the benefit of Payee and Maker and their respective distributees, successors and assigns. Notwithstanding the foregoing, Maker shall have no right to distribute, assign, delegate, or otherwise transfer this Note of any of Maker's obligations hereunder without the prior written consent of Payee.

          (b)     No Set-Off. All payments hereunder shall be made without set-off or counterclaim under any circumstances and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid hereunder.

          (c)     Amendment of Note. This Note may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

          (d)     Governing Law. This Note shall be governed by and construed according to the laws of the State of Florida without regard to its conflict of laws principles.

          (e)     Partial Invalidity. The unenforceability or invalidity of any one or more provisions shall not render any other provisions herein contained unenforceable or invalid.

          (f)     Waiver of Jury Trial; Jurisdiction. The Payee and the Maker hereby waive trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Note or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between the Payee and the Maker hereunder. The Maker hereby irrevocably submits to the jurisdiction of any state court located in

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Brevard County, Florida, or in a federal court located in the Middle District of Florida for the purpose of any suit, actions, proceedings, or judgments relating or arising out of this Note.

          (g)     Notice. All notices, requests, demands and other communications given pursuant to any provision of this Note shall be given in writing by U.S. certified or registered mail with return receipt requested and postage prepaid, or by any twenty-four (24) hour courier service with proof of delivery, addressed to the party for which it is intended at the address of that party first stated above or such other address of which that party shall have given notice in the manner provided herein. Any such mail notice shall be deemed to have been given two days after being deposited in the mail. Any such courier notice shall be deemed to have been given on the business day following the business day so deposited.

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     IN WITNESS WHEREOF, TELTRONICS, INC. has executed this AMENDED AND RESTATED SECURED PROMISSORY NOTE the day and year first written above.

MAKER: TELTRONICS, INC.
By: Ewen Cameron Name: Ewen Cameron Title: President and CEO

PAYEE: HARRIS CORPORATION
By: /S/ Daniel R. Pearson Name: Daniel R. Pearson Title: President - Network Support Division

ATTEST:

/s/ Mark E. Scott

STATE OF FLORIDA:
COUNTY OF MANATEE:

     I hereby certify, that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgements, personally appeared Ewen Cameron, President and CEO of Teltronics, Inc., known to me to be the person described in and who executed the foregoing instrument and he acknowledged before me that he executed the same.

     Witness my hand and official seal in the County and State last aforesaid this 30th day of June, 2000.

(Seal)	/s/ Susan D. Maslanka Notary Public My commission expires 7/13/03

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EXHIBIT B

FIRST AMENDMENT
TO
ASSET SALE AGREEMENT

     THIS FIRST AMENDMENT to the Asset Sale Agreement (the "Amendment") is made as of October 25, 2000 ("Effective Date"), between Harris Corporation ("Harris") and Teltronics, Inc. (" Buyer").

R E C I T A L S

     Buyer and Harris are parties to that certain Asset Sale Agreement dated June 30, 2000 (the "Agreement"). The parties to the Agreement desire to amend the Agreement as set forth herein. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

     NOW THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Article 9 - Additional Covenants of the Parties.
Section 9.6 titled: "Employee and Employee Benefit Plans":
1)	Section 9.6(a). Section 9.6(a)is hereby amended to read in its entirety as follows:

"Effective as of the Closing Date, the employment by Seller of each individual listed on the Disclosure Statement shall cease. Each such individual shall become an employee of Buyer as of the later of (i) the Closing Date, and (ii) the first day such individual performs an hour of service for the Buyer, provided that such day occurs no later than August 1, (each such employee shall be hereinafter referred to as a "Transferring Employee" and the day such employee becomes an employee of Buyer shall be hereinafter referred to as his or her "Transfer Date"). Nothing in this Agreement shall create any obligation on the part of Buyer to continue the employment of any Transferring Employee for any period of time."

2)	Section 9.6(b). Section 9.6(b) is hereby amended to read in its entirety as follows:

"Except as otherwise required by applicable law or the terms of the applicable Seller Plan, as of the Closing Date each Transferring Employee shall cease participation in all Welfare Plans sponsored or maintained by Seller or any of its affiliates and shall cease active participation and accrual of benefits under any Pension Plan sponsored or maintained by Seller or any of its affiliates as of the Closing Date."

3)	Section 9.6(c). Section 9.6(c) is hereby amended to read in its entirety as follows:

"Commencing as of a Transferring Employee's Transfer Date, such Transferring Employee shall be eligible for those Plans and other employee benefits in effect for similarly situated existing employees of Buyer. Buyer shall credit Transferring Employees for their length of service with Seller and any of its affiliates for all employment and benefit purposes, including for purposes of eligibility, vesting and any pre-existing condition limitations under Buyer's Plans. Buyer shall credit each Transferring Employee with amounts paid under Seller's Plans prior to the Transferring Employee's Transfer Date toward the satisfaction of applicable deductibles or out-of-pocket maximums under the corresponding Welfare Plans of Buyer for calendar year 2000. Buyer shall be responsible for providing each Transferring Employee (and each such employee's qualified beneficiaries within the meaning of section 4980B(f) of the Code) who has a "qualifying event" (within the meaning of section 4980B(f) of the Code) on or after such Transferring Employee's Transfer Date with the continuation of group health coverage required by section 4980B(f) of the Code."

4)	Section 9.6(d). Section 9.6(d) is hereby amended to read in its entirety as follows:

"After the Closing Date, Seller shall have no liability or obligation for any short-term or long-term disability, sick pay or salary continuation benefits except to the extent expressly provided under the terms of Seller's Plans. After a Transferring Employee's Transfer Date, Buyer shall have the liability and obligation for any short-term or long-term disability, sick pay or salary continuation benefits maintained by Buyer for its employees incurred in respect of the Transferring Employee."

5)	Section 9.6(f). Section 9.6(f) is hereby amended to read in its entirety as follows:

"Buyer shall have the obligation and liability for any workers' compensation or similar workers' protection claim of a Transferring Employee incurred on or after such Transferring Employee's Transfer Date."

6)	Section 9.6(g). Section 9.6(g) is hereby amended to read in its entirety as follows:

"Seller shall cause the account of each employee whose employment is terminated in connection with the transactions described in this Agreement to become fully vested as of the Closing Date."

2. Amendment to Section 11.1(b) - Buyer's Damages. Section 11.1(b) is hereby amended to read in its entirety as follows:
"(b)

The term "Buyer's Damages" means all Damages sustained, incurred or suffered by the Buyer, its officers, directors, Affiliates or employees after the Closing resulting from or arising in connection with (i) any misrepresentation by the Seller contained in or made pursuant to this Agreement in any certificate, instrument or agreement delivered to the Buyer as part of the Closing under this Agreement for which a claim is made in writing by the Buyer prior to December 2, 2000; or (ii) any breach of warranty or any default in the performance of any covenant or obligation of the Seller under this Agreement."

     3.      Amendment to Section 13.2 - Survival of Representation and Warranties; and Covenants. Section 13.2 is hereby amended by deleting the phrase "nine (9) months following the Closing Date" in the first sentence and substituting in its place "time expiring on December 1, 2000."

4. Effectiveness. This Amendment shall be effective when executed by Buyer and Harris.
5. Counterparts. This Amendment may be executed in two or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement.

     6.     No Other Amendment. Except as expressly set forth in this Amendment, no other amendment or modifications is made to any other provisions of the Asset Sale Agreement, and the Asset Sale Agreement shall remain in full force and effect, as amended hereby, and so amended, Buyer and Harris hereby reaffirm all of their respective rights and obligations thereunder.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

BUYER: TELTRONICS, INC.
By: Ewen Cameron Name: Ewen Cameron Title: President and CEO

HARRIS: HARRIS CORPORATION
By: /S/ Daniel R. Pearson Name: Daniel R. Pearson Title: President - Network Support Division